Exhibit 3.2
-----------

                                    BY-LAWS

                                      OF

                               WELUND FUND, INC.

                              ARTICLE I - OFFICES

Section 1. The registered office of the corporation  in  the  State of Delaware shall  be  at  25  Greystone  Manor,  in  the city of Lewes, County of  Sussex,
Delaware, 19958.

The registered agent in charge thereof shall be Harvard Business Services, Inc.

Section 2. The corporation may also have offices  at  such  other places as the
Board  of  Directors  may  from  time  to time appoint or the business  of  the corporation may require.

                               ARTICLE II - SEAL

Section 1. The corporate seal shall have  inscribed  thereon  the  name  of the corporation,  the  year  of  its  organization  and  the words "Corporate Seal,
Delaware".

                     ARTICLE III - STOCKHOLDERS' MEETINGS

Section 1. Meetings of stockholders shall be held at the  registered  office of the  corporation in this state or at such place, either within or without  this state, as may be selected from time to time by the Board of Directors.

Section  2.  ANNUAL  MEETINGS:  The annual meeting of the stockholders shall be held on such date as is determined by the Board of Directors for the purpose of electing directors and  for  the  transaction  of  such  other  business as may properly be brought before the meeting.

Section  3.  ELECTION  OF  DIRECTORS:   Elections  of  the  directors  of   the
corporation shall be by written ballot.

Section 4. SPECIAL MEETINGS:  The President, or the Board of Directors may call special  meetings  of the stockholders at any time, or stockholders entitled to cast at least one-fifth  of  the  votes, which all stockholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special  meeting, it shall be the duty of the
Secretary to fix the date of the meeting, to  be  held not more than sixty days after receipt of the request, and to give due notice  thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so. Business transacted at all special  meetings  shall  be confined to the objects stated  in  the  call  and matters germane thereto, unless  all  stockholders entitled to vote are present and consent.

Written notice of a special meeting of  stockholders stating the time and place and object thereof, shall be given to each stockholder entitled to vote thereat at least ten days before such meeting, unless  a  greater  period  of notice is required by statute in a particular case.

Section  5.  QUORUM:   A  majority of the outstanding shares of the corporation
entitled to vote, represented  in person or by proxy, shall constitute a quorum at a meeting of stockholders. If  a majority of the outstanding shares entitled to vote is represented at a meeting,  a  majority  of the shares so represented may  adjourn  the  meeting from time to time without further  notice.  At  such adjourned meeting at  which  a  quorum  shall  be  present  or represented, any business may be transacted which might have been transacted at  the  meeting as originally  noticed.  The stockholders present at a duly organized meeting  may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section  6. PROXIES:  Each  stockholder  entitled  to  vote  at  a  meeting  of stockholders  or  to  express consent or dissent to corporate action in writing without a meeting may authorize  another  person  or  persons to act for him by proxy, but no such proxy shall be voted or acted upon after  three  years  from its date, unless the proxy provides for a longer period.

A  duly executed proxy shall be irrevocable if it states that it is irrevocable and  if,  and only as long as, it is coupled with an interest sufficient in law to support  an irrevocable power. A proxy may be made irrevocable regardless of whether the interest  with  which  it  is  coupled  is an interest in the stock itself or an interest in the corporation generally. All  proxies shall be filed with the Secretary of the meeting before being voted upon.

Section 7. NOTICE OF MEETINGS:  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting,  and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Unless otherwise provided by law, written notice of any meeting  shall be given not  less than ten nor more than sixty days before the date of the  meeting  to each stockholder entitled to vote at such meeting.

Section 8. CONSENT IN LIEU OF MEETINGS:  Any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be  taken  at  any  annual  or special meeting of such stockholders, may be taken without a meeting, without  prior notice and without a vote, if a consent in writing, setting forth the action  so  taken, shall be signed by the holders of outstanding stock having not less than the  minimum  number  of  votes  that would  be  necessary to authorize or take such action at a meeting at which all shares entitled  to  vote  thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 9. LIST OF STOCKHOLDERS:   The  officer  who  has  charge  of the stock
ledger  of  the  corporation  shall prepare and make, at least ten days  before every meeting of stockholders,  a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of  shares  registered  in  the  name  of  each stockholder.  No  share  of  stock upon which any installment is due and unpaid shall be voted at any meeting. The list shall be open to the examination of any stockholder, for any purpose germane  to  the meeting, during ordinary business hours, for a period of at least ten days prior  to  the  meeting,  either  at a place  within  the  city  where the meeting is to be held, which place shall be specified in the notice of  the  meeting, or, if not so specified, at the place where the meeting is to be held. The  list  shall  also be produced and kept at the time and place of the meeting during the whole time  thereof,  and  may  be inspected by any stockholder who is present.

                            ARTICLE IV - DIRECTORS

Section 1. The business and affairs of this corporation shall be managed by its
Board  of Directors, no less than one in number or such other minimum number as is required  by  law.  The  directors  need  not  be residents of this state or stockholders in the corporation. They shall be elected  by  the stockholders of the  corporation or in the case of a vacancy by remaining directors,  and  each director  shall  be  elected  for the term of one year, and until his successor shall be elected and shall qualify or until his earlier resignation or removal.

Section 2. REGULAR MEETINGS:  Regular  meetings  of  the  Board  shall  be held without notice other than this by-law immediately after, and at the same  place as,  the  annual  meeting  of  stockholders.  The  directors  may  provide,  by resolution,  the  time and place for the holding of additional regular meetings without other notice than such resolution.

Section 3. SPECIAL  MEETINGS: the President or any director upon two-day notice may call special Meetings  of  the  Board.  The person or persons authorized to call  special  meetings of the directors may fix  the  place  for  holding  any special meeting of the directors called by them.

Section  4. QUORUM:   A  majority  of  the  total  number  of  directors  shall
constitute a quorum for the transaction of business.

Section 5.  CONSENT IN LIEU OF MEETING:  Any action required or permitted to be taken at any  meeting  of  the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto  in writing, and the writing or writings are filed with the minutes of proceedings  of  the  Board  or  committee.  The  Board  of
Directors may hold its meetings, and have an office or offices, outside of this state.

Section  6.  CONFERENCE  TELEPHONE:  One or more directors may participate in a meeting of the Board, of a  committee  of  the Board or of the stockholders, by means of conference telephone or similar communications  equipment  by means of
which   all   persons  participating  in  the  meeting  can  hear  each  other;
participation in  this  manner  shall  constitute  presence  in  person at such meeting.

Section  7.  COMPENSATION:   Directors  as  such, shall not receive any  stated
salary for their services, but by resolution  of  the  Board,  a  fixed sum and expenses  of attendance, if any, may be allowed for attendance at each  regular or special  meeting  of the Board provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 8. RESIGNATION  AND  REMOVAL:   Any  director may resign at any time by
giving notice to another Board member, the President  or  the  Secretary of the
corporation.    Unless  otherwise  specified  in  such  written  notice,   such
resignation shall  take  effect  upon  receipt  thereof by the Board or by such officer, and the acceptance of such resignation shall  not be necessary to make it effective.  Any director may be removed with or without cause at any time by the  affirmative  vote of shareholders holding of record in  the  aggregate  at least a majority of  the  outstanding  shares  of  the corporation at a special meeting of the shareholders called for that purpose,  and  may  be  removed for cause by action of the Board.

                             ARTICLE V - OFFICERS

Section  1.  The executive officers of the corporation shall be chosen  by  the directors and  shall  be  a  President,  Secretary  and Treasurer. The Board of
Directors  may  also choose a Chairman, one or more Vice  Presidents  and  such
other officers, as  it  shall  deem  necessary.   The  same person may hold any
number of offices.

Section 2. SALARIES:  Salaries of all officers and agents  of  the  corporation shall be fixed by the Board of Directors.

Section  3. TERM OF OFFICE:  The officers of the corporation shall hold  office for one year  and  until  their  successors  are chosen and have qualified. The
Board of Directors may remove any officer or agent  elected or appointed by the
Board  whenever in its judgment the best interest of the  corporation  will  be served thereby.

Section  4.  PRESIDENT:   The President shall be the chief executive officer of
the corporation; he shall preside  at  all  meetings  of  the  stockholders and directors; he shall have general and active management of the business  of  the corporation, shall see that all orders and resolutions of the Board are carried into  effect,  subject,  however, to the right of the directors to delegate any specific powers, except such  as may be by statute exclusively conferred on the
President, to any other officer  or  officers  of  the  corporation.  He  shall execute  bonds,  mortgages and other contracts requiring a seal, under the seal of the corporation.  He  shall  be  EX-OFFICIO  a member of all committees, and shall have the general power and duties of supervision  and  management usually vested in the office of President of a corporation.

Section 5. SECRETARY:  The Secretary shall attend all sessions of the Board and all meetings of the stockholders and act as clerk thereof, and  record  all the votes  of the corporation and the minutes of all its transactions in a book  to be kept  for  that purpose, and shall perform like duties for all committees of the Board of Directors  when  required.  He  shall  give, or cause to be given, notice of all meetings of the stockholders and of the  Board  of Directors, and shall perform such other duties as may be prescribed by the Board  of Directors or  President, and under whose supervision he shall be. He shall keep  in  safe custody  the  corporate  seal  of  the  corporation, and when authorized by the
Board, affix the same to any instrument requiring it.

Section 6. TREASURER:  The Treasurer shall  have custody of the corporate funds and  securities  and  shall keep full and accurate  accounts  of  receipts  and disbursements in books  belonging to the corporation, and shall keep the moneys of the corporation in a separate  account  to the credit of the corporation. He shall disburse the funds of the corporation  as  may  be  ordered by the Board, taking  proper  vouchers  for  such  disbursements,  and  shall render  to  the
President and directors, at the regular meetings of the Board, or whenever they may  require  it, an account of all his transactions as Treasurer  and  of  the financial condition of the corporation.

                            ARTICLE VI - VACANCIES

Section 1. The  Board  of  Directors  shall  fill  any vacancy occurring in any office  of  the corporation by death, resignation, and  removal  or  otherwise.
Vacancies and  newly  created  directorships resulting from any increase in the authorized number of directors may  be  filled  by  a majority of the directors then in office, although less than a quorum, or by a  sole  remaining director.
If  at  any  time,  by  reason  of  death  or  resignation or other cause,  the corporation  should  have  no directors in office,  then  any  officer  or  any
stockholder  or  an  executor,   administrator,   trustee   or  guardian  of  a
stockholder,  or  other  fiduciary entrusted with like responsibility  for  the person or estate of a stockholder,  may  call a special meeting of stockholders in accordance with the provisions of these By-Laws.

Section 2. RESIGNATIONS EFFECTIVE AT FUTURE  DATE:   When one or more directors
shall  resign from the Board, effective at a future date,  a  majority  of  the directors  then  in  office,  including  those who have so resigned, shall have power to fill such vacancy or vacancies, the  vote  thereon to take effect when such resignation or resignations shall become effective.

                        ARTICLE VII - CORPORATE RECORDS

Section 1. Any stockholder of record, in person or by  attorney or other agent, shall,  upon written demand under oath stating the purpose  thereof,  have  the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records,  and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably  related  to  such  person's interest as a stockholder. In every instance where an attorney or other  agent  shall be the person who seeks the  right  to  inspection, a power of attorney or such  other  writing,  which authorizes the attorney  or other agent to so act on behalf of the stockholder, shall accompany the demand  under oath. The demand under oath shall be directed to the corporation at its registered  office  in this state or at its principal place of business.

              ARTICLE VIII - STOCK CERTIFICATES, DIVIDENDS, ETC.

Section  1. The stock certificates of the corporation  shall  be  numbered  and registered  in  the  share ledger and transfer books of the corporation as they are issued. They shall  bear  the  corporate  seal  and  shall be signed by the president.

Section 2. TRANSFERS:  Transfers of shares shall be made on  the  books  of the corporation upon surrender of the certificates therefor, endorsed by the person named  in  the certificate or by attorney, lawfully constituted in writing.  No transfer shall be made which is inconsistent with law.

Section 3. LOST  CERTIFICATE:   The  corporation may issue a new certificate of
stock in the place of any certificate theretofore signed by it, alleged to have been lost, stolen or destroyed, and the  corporation  may  require the owner of the lost, stolen or destroyed certificate, or his legal representative  to give the corporation a bond sufficient to indemnify it against any claim that may be made  against  it  on  account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4. RECORD DATE:   In  order  that  the  corporation  may  determine the
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action  in  writing without  a  meeting,  or  entitled  to receive payment of any dividend or other distribution or allotment of any rights,  or entitled to exercise any rights in respect of any change, conversion or exchange  of  stock  or for the purpose of any other lawful action, the Board of Directors may fix, in  advance,  a record date, which shall not be more than sixty nor less than ten days before the date of  such  meeting,  nor  more than sixty days prior to any other action. If  no record date is fixed:

(a) The record date for determining  stockholders  entitled  to notice of or to vote at a meeting of stockholders shall be at the close of business  on the day next  preceding  the day on which notice is given, or, if notice is waived,  at the close of business on the day next preceding the day on which the meeting is held.

(b) The record date for determining stockholders entitled to express consent to corporate action in  writing  without  a  meeting,  when no prior action by the
Board of Directors is necessary, shall be the day on  which  the  first written consent is expressed.

(c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors  adopts the resolution relating thereto.

(d) A determination of stockholders of record entitled to notice of or  to vote at  a  meeting  of  stockholders shall apply to any adjournment of the meeting;
provided, however, that  the  Board  of Directors may fix a new record date for the adjourned meeting.

Section 5. DIVIDENDS:  The Board of Directors  may  declare  and  pay dividends upon the outstanding shares of the corporation, from time to time and  to  such extent, as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.

Section 6. RESERVES:  Before payment of any dividend there may be set aside out of  the  net profits of the corporation such sum or sums as the directors, from time to time,  in  their absolute discretion, think proper as a reserve fund to
meet  contingencies,   or   for  equalizing  dividends,  or  for  repairing  or
maintaining any property of the  corporation,  or for such other purpose as the directors shall think conducive to the interests  of  the  corporation, and the directors may abolish any such reserve in the manner in which it was created.

                     ARTICLE IX - MISCELLANEOUS PROVISIONS

Section  1. CHECKS: such officer or officers shall sign all checks  or  demands for money  and notes of the corporation as the Board of Directors may from time to time designate.

Section 2.   FISCAL  YEAR:   The  fiscal  year  shall begin on the first day of
January.

Section 3. NOTICE:  Whenever written notice is required  to  be  given  to  any person,  it may be given to such person, either personally or by sending a copy thereof through  the  mail,  or  by  telegram,  charges prepaid, to his address appearing  on  the  books  of  the  corporation,  or supplied  by  him  to  the corporation for the purpose of notice. If the notice  is  sent  by  mail  or by telegraph, it shall be deemed to have been given to the person entitled thereto when  deposited  in  the  United  States  mail  or  with a telegraph office for transmission to such person. Such notice shall specify  the place, day and hour of  the  meeting  and,  in  the case of a special meeting of stockholders,  the general nature of the business to be transacted.

Section 4. WAIVER OF NOTICE:   Whenever  any  written  notice  is  required  by
statute,  or  by  the  Certificate  or the By-Laws of this corporation a waiver thereof in writing, signed by the person  or  persons  entitled to such notice, whether before or after the time stated therein, shall be  deemed equivalent to the  giving  of  such  notice.  Except  in  the  case  of a special meeting  of stockholders, neither the business to be transacted at nor  the  purpose of the meeting need be specified in the waiver of notice of such meeting.

Attendance  of  a  person  either  in person or by proxy, at any meeting  shall constitute a waiver of notice of such  meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

Section  5.  DISALLOWED COMPENSATION:  Any  payments  made  to  an  officer  or employee of the  corporation  such  as  a  salary, commission, bonus, interest, rent,  travel  or  entertainment  expense  incurred  by  him,  which  shall  be disallowed in whole or in part as a deductible  expense by the Internal Revenue
Service, shall be reimbursed by such officer or employee  to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed.  In lieu of payment by  the  officer  or  employee, subject to the determination of the  directors, proportionate amounts may  be  withheld  from  his future compensation payments until the amount owed to the corporation has been recovered.

Section 6. RESIGNATIONS:  Any director or other officer may resign at any time, such  resignation to be in writing and to take effect  from  the  time  of  its receipt  by  the  corporation, unless some time be fixed in the resignation and then from that date.  The  acceptance of a resignation shall not be required to make it effective.

                         ARTICLE X - ANNUAL STATEMENT

Section 1. The President and  the  Board  of  Directors  shall  present at each annual meeting a full and complete statement of the business and affairs of the corporation  for  the  preceding  year.  Such  statement shall be prepared  and presented in whatever manner the Board of Directors  shall  deem  advisable and need not be verified by a Certified Public Accountant.

                  ARTICLE XI - INDEMNIFICATION AND INSURANCE:

Section  1.  (a)  RIGHT TO INDEMNIFICATION.  Each person who was or is  made  a party or is threatened to be made a party or is involved in any action, suit or
proceeding,  whether   civil,   criminal,   administrative   or   investigative
(hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation  as a
director,   officer,   employee  or  agent  of  another  corporation  or  of  a
partnership, joint venture,  trust  or other enterprise, including service with respect to employee benefit plans, whether  the  basis  of  such  proceeding is alleged  action  in  an  official capacity as a director, officer, employee  or agent or in any other capacity  while  serving as a director, officer, employee or agent, shall be indemnified and held  harmless  by  the  Corporation  to the fullest extent authorized by the Delaware General Corporation Law, as the  same exists  or  may  hereafter  be amended (but, in the case of any such amendment, only to the extent that such  amendment  permits  the  Corporation  to  provide broader  indemnification  rights  than  said  law  permitted the Corporation to provide  prior  to  such amendment), against all expense,  liability  and  loss
(including attorneys'  fees,  judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid  in  settlement) reasonably incurred or suffered by such person in connection therewith  and such indemnification shall continue as to a person who has ceased to be a director,  officer, employee or agent and shall inure to the benefit of his or her heirs, executors  and  administrators;
provided,  however,  that,  except  as  provided  in paragraph (b) hereof,  the
Corporation  shall  indemnify  any  such  person  seeking   indemnification  in
connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board  of  Directors of the  Corporation. The right to indemnification conferred in this Section  shall be a contract  right  and shall include the right to be paid by the Corporation the expenses incurred in  defending any such proceeding in advance of its final disposition: provided, however,  that,  if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer  (and  not  in  any  other capacity in which  service was or is rendered by such person while a director  or  officer, including,  without limitation, service to an employee benefit plan) in advance of the final  disposition  of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled  to  be  indemnified  under this Section or otherwise.  The  Corporation may, by action of its Board of Directors,  provide indemnification to  employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b) RIGHT OF CLAIMANT  TO  BRING  SUIT:  If a claim under paragraph (a) of this
Section is not paid in full by the  Corporation  within  thirty  days  after  a written  claim  has  been  received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful  in  whole  or  in  part, the claimant shall be entitled to be paid also the expense of prosecuting such  claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses  incurred  in  defending  any  proceeding  in  advance  of  its  final disposition  where  the  required  undertaking,  if  any  is required, has been tendered  to the Corporation) that the claimant has not met  the  standards  of conduct which  make  it  permissible under the Delaware General Corporation law for the Corporation to indemnify  the  claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of  the  Corporation  (including  its Board  of  Directors,  independent  legal counsel,  or  its stockholders) to have  made  a  determination  prior  to  the commencement of  such  action that indemnification of the claimant is proper in the circumstances because  he or she has met the applicable standard of conduct set forth in the Delaware General  Corporation Law, nor an actual determination by  the  Corporation  (including  its Board  of  Directors,  independent  legal counsel, or its stockholders) that  the  claimant  has  not met such applicable standard or conduct, shall be a defense to the action or  create  a presumption that the claimant has not met the applicable standard or conduct.

(c)  Notwithstanding any limitation to the contrary contained in sub-paragraphs
(a) and  8  (b)  of  this section, the corporation shall, to the fullest extent permitted by Section 145  of  the  General  Corporation  Law  of  the  State of
Delaware,  as  the same may be amended and supplemented, indemnify any and  all persons whom it  shall  have  power  to  indemnify  under said section from and against any and all of the expenses, liabilities or other  matters  referred to in  or  covered  by  said  section, and the indemnification provided for herein shall not be deemed exclusive  of  any  other rights to which those indemnified
may  be  entitled  under  any  By-law,  agreement,   vote  of  stockholders  or
disinterested  Directors  or  otherwise,  both  as to action  in  his  official capacity and as to action in another capacity while  holding  such  office, and shall continue as to a person who has ceased to be director, officer,  employee or  agent  and  shall  inure  to  the  benefit  of  the  heirs,  executors  and administrators of such a person.

(d)  INSURANCE:   The  Corporation  may  maintain insurance, at its expense, to protect itself and any director, officer,  employee or agent of the Corporation or another corporation, partnership, joint venture,  trust  or other enterprise against  any  such  expense, liability or loss, whether or not the  Corporation would have the power  to  indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                           ARTICLE XII - AMENDMENTS

Section 1.  These By-Laws may be amended or repealed by the vote of directors.

The above By-Laws are certified  to have been adopted by the Board of Directors of the Corporation on the 16th day of July 2002.

                                          /s/ T. Chong Weng
                                          --------------------------------
                                          T. Chong Weng
                                          Secretary

                                     [END]